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                                                                    EXHIBIT 99.1

                                  CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Randall J. Fagundo, the Chief Executive Officer of American Coin Merchandising, Inc. (the "Company"), and W. John Cash, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his respective knowledge:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, to which this Certification is attached as Exhibit
         99.1 (the "Annual Report"), fully complies with the requirements of
         Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2002 and the results of operations of the Company for the year ended December 31, 2002.

Dated: March 28, 2003


    /s/ Randall J. Fagundo                   /s/ W. John Cash
    ---------------------------------        -----------------------------------
    Randall J. Fagundo                       W. John Cash
    Chief Executive Officer                  Chief Financial Officer